UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2005
GNC Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-116040	72-1575170
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Robert J. DiNicola currently serves as the executive Chairman of the Board of GNC Corporation (“GNC”), General Nutrition Centers, Inc. (“Centers”), and each of their subsidiaries (collectively, the “Company”). Centers and GNC entered into a new Employment Agreement with Mr. DiNicola on December 22, 2005, to be effective for all purposes as of January 1, 2006 (the “New Employment Agreement”). The new Employment Agreement expressly replaces the existing Employment Agreement with Mr. DiNicola dated as of December 1, 2004, which has an initial term through December 31, 2005.
     The New Employment Agreement provides for an employment term up to December 31, 2008, with automatic annual one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. DiNicola not less than one year prior to the end of the applicable employment period. The New Employment Agreement provides for an annual base salary of $750,000 for Mr. DiNicola, with annual bonuses of 50% to 120% of his base salary based on a range of annual target levels of sales, EBITDA and cash flow generation goals established by Centers’ board of directors or compensation committee. Mr. DiNicola also continues to be eligible for a one-time cash bonus of $1 million upon the consummation of an initial underwritten public offering by GNC or a change of control, in each case where GNC’s principal stockholder has received at least a 25% internal rate of return on its investment in the GNC common stock.
     Upon Mr. DiNicola’s death or disability, his estate or personal representatives will be entitled to receive his base salary for the remainder of his employment period and a pro rata bonus for the year in which he died or became disabled. In the event of a termination of Mr. DiNicola’s employment without cause or for good reason (each as defined in the New Employment Agreement), he will be entitled to receive his base salary for the remainder of his employment period and a pro rata bonus for the year in which he was terminated.
     A copy of the New Employment Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.
     As contemplated in the New Employment Agreement, Mr. DiNicola received additional stock options (which are incentive stock options to the extent permitted under the GNC Stock Incentive Plan) to purchase 150,000 shares of GNC common stock at a per share exercise price of $6.00 per share. The options have a term of seven years, 50% vest and became exercisable immediately on the date of grant, and the remaining 50% will vest and become exercisable on the first anniversary of the date of grant. In the event of a change of control or Mr. DiNicola’s death or disability, all of Mr. DiNicola’s GNC stock options will become immediately exercisable.
     In addition, pursuant to the New Employment Agreement, on January 1, 2006 GNC will issue to Mr. DiNicola 25,000 shares of GNC common stock, which shall not be subject to any performance or vesting restrictions, but which shall be restricted securities for purposes of the federal securities laws and regulations.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) Effective December 16, 2005, Robert Homler was appointed to serve as Executive Vice President and Chief Operating Officer of the Company.
     Mr. Homler, age 60, has most recently served as Executive Vice President and Chief Merchandising Officer of the Company since February 2005. From March 2001 until January 2005, Mr. Homler owned a Coffee Beanery franchise operation in East Brunswick, New Jersey. From July 1998 to January 2000, Mr. Homler was President of Merchandising and Marketing of Levitz Furniture Corporation. Prior to joining Levitz Furniture Corporation, Mr. Homler was, from January 1994 to June 1998, Executive Vice President of Home Store Operations at Macy’s East Division of Federated Department Stores. From 1984 through 1994, Mr. Homler was a General Merchandise Manager of Home Store Operations at various Federated Department Store divisions: A & S/ Jordan Marsh from 1992 until 1994; Rich’s Department Stores from 1991 until 1992; and Bon Marche from 1988 until 1992. From 1984 until 1988. Mr. Homler was Senior Vice President — Director of Merchandising for R.H. Macy Corporation where he began his retail career in 1968 as a buyer and merchandiser.

     Centers intends to enter into a new or modified employment agreement with Mr. Homler, the terms of which have not yet been finalized. GNC will file an amendment to this report when the new employment terms have been finalized.
     Centers currently has an Employment Agreement with Mr. Homler, which was entered into on February 21, 2005, as previously disclosed in GNC’s Current Report on Form 8-K filed with the SEC on February 23, 2005. The Employment Agreement provides for an initial employment term up to December 31, 2006, subject to automatic annual one-year renewals commencing on December 15, 2005 and each December 15th thereafter, unless Centers or Mr. Homler provides advance notice of termination. Effective December 15, 2005, the term was automatically extended for an additional one-year period through December 31, 2007.
     The Employment Agreement provides for an annual base salary of $300,000 for Mr. Homler, with annual bonuses in an amount to be determined by Centers’ compensation committee in the exercise of its discretion for the applicable year. Upon Mr. Homler’s death or disability, he will be entitled to receive his base salary for the remaining term of the Employment Agreement and, subject to the discretion of Center’s compensation committee, a pro rata bonus. In the event of a termination of Mr. Homler’s employment without cause or for good reason (each, as defined in the Employment Agreement), he will be entitled to receive his base salary for the remaining term of the Employment Agreement and, subject to the discretion of the compensation committee, a pro rata bonus for the year in which he was terminated. If such termination occurs upon or within six months following a change of control (as defined in the Employment Agreement), Mr. Homler will be entitled to receive his base salary for a two-year period following the date of termination.
     In connection with the promotion to Chief Operating Officer, the compensation committees of GNC and Centers approved an increase in Mr. Homler’s base salary to $350,000 per year. GNC also granted Mr. Homler an additional non-qualified stock option to purchase a total of 150,000 shares of GNC’s common stock.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Employment Agreement, dated December 22, 2005, by and among General Nutrition Centers, Inc., GNC Corporation, and Robert J. DiNicola.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 22, 2005

GNC CORPORATION

By:	/s/ J. Kenneth Fox
Name:	J. Kenneth Fox
Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated December 22, 2005, by and among General Nutrition Centers, Inc., GNC Corporation, and Robert J. DiNicola.